Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 and S-3/A No. 333-201700 and Form S-8 Nos. 333-225383, 333-225108,333-253457 and 333-264317 of our report dated December 15, 2022, relating to the consolidated financial statements of Good Times Restaurants Inc. and subsidiaries, appearing in this Annual Report (Form 10-K) for the year ended September 27, 2022.

/s/ Moss Adams LLP

Denver, Colorado

December 15, 2022